EXHIBIT 23(A)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-02109 of our report dated January 17, 2000 relating to the financial statements and financial statement schedule, which appears in Minnesota Power, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the headings "Experts" in such Post-Effective Amendment.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, MN
August 16, 2000